As filed with the Securities and Exchange Commission
                                                        on March 22, 1996
                                               Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               __________________

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------

                  Delaware                                04-2209186
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                               ------------------

                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                       Waltham, Massachusetts 02254-9046
                              ______________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.  [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
        plans, please check the following box.   [ x ]

                               __________________

                         CALCULATION OF REGISTRATION FEE

                                  Proposed
          Title of                Maximum      Proposed
         securities     Amount    Offering     Maximum      Amount of
            to be       to be    Price Per    Aggregate    Registration
         registered   registered   Share    Offering Price     Fee

        Common Stock,
          $1.00 par    232,349
          value per     shares   $60.438(1) $14,042,709(1)  $4,843(1)
           share

        (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on March 21, 1996.


                            -------------------------


             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.












PAGE

     PROSPECTUS



                                 232,349 Shares

                           THERMO ELECTRON CORPORATION

                                  Common Stock

             This Prospectus relates to 232,349 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company"). The Shares may be offered by the Thermo Electron Corporation Employees Stock Ownership Plan and Trust (the "Selling Shareholder" or the "Plan"), a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code. The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company. "See "Selling Shareholder."

                                  _____________


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
               RACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                  TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  -------------
PAGE

             None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


        March __, 1996

                                  _____________


             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                                  _____________


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on

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        the New York Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

             This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).





























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                                   THE COMPANY

             The Company develops, manufactures and markets environmental monitoring and analysis instruments, biomedical products including heart-assist systems, mammography systems and respiratory care products, paper-recycling and papermaking equipment, alternative-energy systems, industrial process equipment, and other specialized products. The Company also provides environmental and metallurgical services and conducts advanced technology research and development. The Company performs its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

             The Company has developed leading market positions in many lines of business, including environmental monitoring and analysis instruments, mammography systems, biomass power plants, and paper-recycling equipment and papermaking accessories. The Company is currently seeking to establish leading market positions in the fields of left ventricular-assist devices, explosives-detection systems, thermal soil-remediation services and dedicated natural gas engines. The Company is developing new products in its Advanced Technologies segment, as well as other segments.

             A key element in the Company's growth has been its ability to commercialize innovative products and services emanating from research and development activities conducted at the Company's various subsidiaries and divisions. The Company's strategy has been to identify business opportunities arising from social, economic and regulatory issues and to seek a leading market share through the application of proprietary technology. As part of this strategy, the Company continues to focus on the acquisition of complementary businesses that can be integrated into existing core businesses to leverage the Company's access to new markets.

             The Company believes that maintaining an entrepreneurial atmosphere is essential to continuing its growth and development. In order to preserve this environment, the Company adopted the strategy of having certain subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock options, as well as capital to support the subsidiaries' growth. The Company's wholly owned and majority-owned subsidiaries are provided with centralized strategic planning, corporate development, administrative, financial and other services that would not be available to many independent companies of similar size. As of December 30, 1995, the Company had 16 subsidiaries that have sold minority equity interests, 12 of which are publicly traded.

             The Company, a Delaware corporation, was incorporated in 1956, completed its initial public offering in 1967, and was

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        listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone: 617-622-1000).


                               SELLING SHAREHOLDER

             The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned by the Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus, and the number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                    Shares of
                                      Common                   Shares
                                      Stock                     Owned
                                      Owned                     After
                                     Prior to     Shares     Completion
            Selling Shareholder        the         Being       of the
            -------------------     Offering     Offered     Offering
                                     --------     -------     --------


             Thermo Electron
             Corporation Employees   232,349      232,349         0
             Stock Ownership Plan
             and Trust (1)
        __________________

             (1) Certain officers and directors of Thermo Electron are trustees of the Selling Shareholder.

             The Shares are being registered to permit the sale of the Shares by the Selling Shareholder to the public. All of the Shares being offered by the Selling Shareholder were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company. The Selling Shareholder is selling the Shares in connection with the liquidation and termination of the Plan in order to repay loans made to the Plan by the Company and to distribute the remaining proceeds to beneficiaries of the Plan. The Company agreed to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer


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        required to be registered for the sale thereof by the Selling
        Shareholder.


                                 SALE OF SHARES

             The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code.

             The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (a) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

             (b) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

             All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part

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        hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  LEGAL MATTERS

             The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of the Company's subsidiaries, the fair market value of which exceeds $50,000.


                                     EXPERTS

             The financial statements and schedule of the Company for the year ended December 30, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 1995 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report with respect to the Company's financial statements, which includes an explanatory fourth paragraph with respect to the change in the method of accounting for investments in debt and marketable equity securities in 1994 as discussed in Note 2 to the financial statements.




















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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                              Amount
                                                              ------

             Registration fee - Securities and Exchange
             Commission ...................................$    4,843
             Legal fees and expenses ......................     1,000
             Accounting fees and expenses .................     1,000

             Miscellaneous ................................     1,000
                  Total ...................................$    7,843

             Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             The Company maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.


             Item 16.  Exhibits and Financial Statement Schedules.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.


             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:




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                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





















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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 21st day of March, 1996.

                                      THERMO ELECTRON CORPORATION

                                      By:  George N. Hatsopoulos
                                           ------------------------
                                           George N. Hatsopoulos,
                                           President and Chief Executive
                                           Officer

             KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature         Title                      Date
              ---------         -----                      ----


                              President, Chief
                              Executive Officer,
                              Chairman of the
        George N. Hatsopoulos Board and Director       March 21, 1996
        George N. Hatsopoulos



                              Executive Vice President
                              and Chief Financial
        John N. Hatsopoulos   Officer                  March 21, 1996
        John N. Hatsopoulos



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              Signature         Title                      Date
              ---------         -----                      ----


                              Vice President, Finance
                              (Chief Accounting
        Paul F. Kelleher      Officer)                 March 21, 1996
        Paul F. Kelleher



        John M. Albertine     Director                 March 21, 1996
        John M. Albertine



        Peter O. Crisp        Director                 March 21, 1996
        Peter O. Crisp



        Elias P. Gyftopoulos  Director                 March 21, 1996
        Elias P. Gyftopoulos



        Frank Jungers         Director                 March 21, 1996
        Frank Jungers



        Robert A. McCabe      Director                 March 21, 1996
        Robert A. McCabe



        Frank E. Morris       Director                 March 21, 1996
        Frank E. Morris



        Donald E. Noble       Director                 March 21, 1996
        Donald E. Noble



        Hutham S. Olayan      Director                 March 21, 1996
        Hutham S. Olayan



        Roger D. Wellington   Director                 March 21, 1996
        Roger D. Wellington


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                                  EXHIBIT INDEX


        Exhibit
        Sequential
        Number         Description of Exhibit                   Page No.
        ------         ----------------------                   --------


            5        Opinion of Seth H. Hoogasian, Esq.          _____

             23(a)    Consent of Arthur Andersen LLP              _____

               (b)    Consent of Seth H. Hoogasian, Esq.
                      (contained in Exhibit 5)

             24       Power of Attorney (See Signature Page)






















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